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                                                                    EXHIBIT 23.1




                        Consent of Independent Auditors

The Board of Directors
American Healthways, Inc.

We consent to the incorporation by reference in this Registration Statement of American Healthways, Inc. on Form S-8 of our report dated October 8, 1999, appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



Nashville, Tennessee
March 8, 2000